Exhibit 23: Consent of Certified Public Accountants

We consent to the use of our reports, dated January 19, 2001, in Form 10-K filing of the Peoples Financial Corporation.



/s/ Piltz, Williams, LaRosa & Co.

PILTZ, WILLIAMS, LAROSA & CO.
Biloxi, Mississippi
March 15, 2001